                                                                Exhibit 10.24

        The payment of principal and interest on the Note is subject to certain subordination provisions set forth in paragraph 3. The Note was originally issued on June 1, 1993 and has not been registered under the Securities Act of 1933, as amended, or any comparable state securities law. The transfer of the Note is subject to certain restrictions set forth in paragraph 9.

                   AMENDMENT TO SUBORDINATED PROMISSORY NOTE
                   -----------------------------------------

        AMENDMENT dated October __, 1996 ("Amendment") TO SUBORDINATED PROMISSORY NOTE (the "Note") dated June 1, 1993 and modified on December 31, 1995, in the amount of $13,500,000 issued by TRIUMPH GROUP, INC., a Delaware corporation, formerly The Triumph Group Holdings, Inc. (the "Company"), to ALCO VENTURE CAPITAL CORPORATION, assignee of Alco Standard Corporation, which was successor by merger to MDR Corporation (the "Seller"), or its permitted assigns (the Seller and each of its permitted assigns is a "Holder").

        The Note is hereby amended as set forth herein, and the Company and the Holder hereby agree to such amendments, intending to be legally bound. This Amendment shall, with the Note, constitute one and the same instrument. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed thereto in the Note.

        1. The Company has informed the Holder that it intends to prepay a portion of the principal of the Note in immediately available funds pursuant to
Section 2(b)(i) thereof, in the amount of Five and One-Half Million Dollars ($5,500,000), on or before October 31, 1996.

        2. Subject to all of the terms and conditions herein and correctness of all representations and warranties made herein or pursuant hereto, if the Company makes the prepayment as specified in paragraph 1 above, then upon such payment being made, the following proviso shall be deemed added to the end of Paragraph 2, clause (b)(i) of the Note: "; provided that, if by October 1, 1997 the Company prepays all outstanding principal of this Note in full, together with all accrued but unpaid interest thereon, the Company shall be entitled to discount such principal prepayment by One Million Dollars ($1,000,000), provided further that accrued interest shall be calculated without regard to such discount."

        3. The provisions of this Amendment shall be strictly construed such that, if the Company does not meet in all respects each and every condition in paragraphs 2 and 6 of this Amendment for the $1,000,000 discount referenced in paragraph 2, such discount shall be void and of no effect, and the Company shall be fully liable on the Note without regard to paragraph 2 above. Time is of the essence in the interpretation and performance of this Amendment and the Note.

        4. In furtherance and not limitation of paragraph 3, the Company confirms and ratifies all the provisions of the Note including without limitation the payment and prepayment provisions of Section 2(a) and (b)(ii), which shall remain applicable whether or not the Company makes the prepayment referenced in paragraph 1 above.

        5.      The Company hereby represents and warrants to the Holder that:

                (a) The execution, delivery and performance of this Amendment, including without limitation the prepayment provisions referenced above, have been duly authorized by all requisite corporate actions, and do not and will not violate, breach or conflict with the Company's charter or bylaws, or any law, or any instrument, agreement or obligation binding upon the Company or any of its assets, including without limitation the subordination provisions of the Note or any Superior Debt Agreement;

                (b) There has not occurred a continuing default or event of default under any of the terms of any Superior Debt Agreement; and

                (c) This Amendment has been duly executed by a duly authorized officer and is legal, valid and binding on and enforceable against the Company in accordance with its terms.

        6. A further condition precedent to the discount referenced in paragraph 2 above shall be the execution and delivery by the Company to the Holder of certificates to the effect that the representations and warranties in paragraph 5 above are true and correct as of the time of the prepayments referenced in paragraph 1 and 2 and that no default or event of default shall be caused by such prepayments under any Superior Debt Agreement; there shall be attached to the certificate delivered as to the second such prepayment, a contemporaneously dated written consent as to such prepayment form the holder(s) of the Superior Debt.

        7. The Company shall on demand indemnify and defend the Holder from and against any claim, suit or loss arising in connection with any breach of representation contained herein or in any certificate delivered pursuant hereto.

        8. If a claim is made upon the Holder for repayment or recovery of any amount or amounts received by the Holder which had the effect of reducing the liabilities of the Company under the Note and the Holder repays all or part of such amount or amounts, then and in such event, the Company agrees that, whether or not the Note shall have been satisfied or canceled, the Company shall be and continue to remain liable to the Holder under the Note, without regard to paragraph 2, to the same extent as if such amount had never originally been received by the Holder.

        9. This Amendment shall be governed by New York law. Execution of this Amendment shall not constitute an agreement by the Holder to execute any other amendment or modification of the Note. References to the Note in any document relating thereto shall be deemed to include this Amendment. This Amendment may be executed in counterparts.

        Executed and delivered on the date first above written.


                                        TRIUMPH GROUP, INC.


                                        By:___________________________
                                            Name:
                                            Title:

Accepted and Agreed
(execution hereof shall not
constitute an endorsement or
assignment of the Note):

ALCO VENTURE CAPITAL CORPORATION

By:______________________________
    Name:
    Title: